EXHIBIT 99.1

FLEET STATUS REPORT

Atwood Oceanics, Inc. And Subsidiaries Fleet Status Report As of September 1, 2010

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise.  Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements.  These statements reflect management's reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters.  A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2009, filed with the Securities and Exchange Commission.  All information in this Fleet Status Report is as of the date indicated above.  We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

Rig Name	Rated Water Depth	Location	Customer	Estimated Contract End Date	Estimated Contract Day Rate	Additional Comments
ULTRA-DEEPWATER SEMISUBMERSIBLES
ATWOOD “TBN” (TO-BE-NAMED)	10,000’	Under construction in Singapore with delivery expected in the third quarter of fiscal year 2012.	---	AVAILABLE	N/A
ATWOOD OSPREY	8,200’	Under construction in Singapore with delivery expected in the second quarter of fiscal year 2011 at which time the rig will be mobilized to Australia.	CHEVRON AUSTRALIA PTY. LTD.
FIRM WORK –
Second quarter fiscal year 2014 if three-year commitment or second quarter fiscal year 2017 if six-year commitment.  (Contract provides option to extend to six years at time of delivery of rig)

					$470,000 (if three-year commitment) $450,000 (if six-year commitment)	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
DEEPWATER SEMISUBMERSIBLES
ATWOOD EAGLE	5000’	Australia	BHP BILLITON PETROLEUM	FIRM WORK – September 2010 (One approximate 60-day slot deferred from a previous drilling program)	Approximately $170,000 for 35 days in August and September 2010 and $465,000 thereafter until completion.
Day rate subject to change due to currency exchange provisions in the contract.

The rig is expected to incur around ten (10) zero rate days in the fourth quarter of fiscal year 2010 and ten (10) zero rate days in the first quarter of fiscal year 2011 for regulatory inspections and planned maintenance.

ATWOOD FALCON	5,000’	Malaysia	SHELL	FIRM WORK – August 2011	$431,000	Day rate subject to change due to cost escalation provisions in the contract.
		Australia	CHEVRON	FIRM WORK – Second quarter of fiscal year 2011 (Until ATWOOD OSPREY commences operations in Australia)	$450,000	Day rate subject to change due to cost escalation and currency exchange provisions in the contract.
ATWOOD HUNTER	5,000’	Equatorial Guinea	NOBLE ENERGY INC (“NOBLE”)	FIRM WORK - November 2010	$545,000	Day rate subject to change due to cost escalation provisions in the contract.
		Ghana/ Equatorial Guinea	KOSMOS ENERGY GHANA INC/NOBLE	FIRM WORK - October 2012	$538,000 to $545,000	Day rate subject to change due to cost escalation provisions in the contract.
JACK-UPS
ATWOOD BEACON	400’	Ivory Coast	EDISON INTERNATIONAL S.P.A. (IVORY COAST BRANCH)	FIRM WORK – September 2010	$115,500
		Suriname/Guyana	MURPHY SURINAME OIL COMPANY, LTD./REPSOL EXPLORATION S.A./TEIKOKU OIL (SURINAME) CO. LTD. (INPEX) (“OPERATORS”)	MOBILIZATION – October 2010 (Approximately 30 days)	N/A	The contract provides for a lump sum mobilization fee of $4.5 million. This fee will be amortized over the 210 day minimum contract period.
		Suriname/Guyana	OPERATORS	FIRM WORK – May 2011 (Minimum of 210 days)	$115,000
ATWOOD AURORA	350’	Egypt	RWE DEA NILE GmbH	FIRM WORK – April 2011	$133,000	Day rate subject to change due to cost escalation provisions in the contract.
VICKSBURG	300’	Thailand	NUCOASTAL (THAILAND) LIMITED	FIRM WORK – June 2011	$90,000	The rig is expected to incur ten (10) zero rate days in the fourth quarter of fiscal year 2010 for regulatory inspections.
OTHER
ATWOOD SOUTHERN CROSS	2,000’	Tunisia	AUDAX RESOURCES LTD.	FIRM WORK – Mid - September 2010	$154,500
SEAHAWK	1,800’	West Africa	---	AVAILABLE	N/A
RICHMOND	70’	US Gulf of Mexico	ROOSTER PETROLEUM, LLC	FIRM WORK – September 2010	$36,000